                            SCHEDULE 14A INFORMATION

               Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Consent Statement        [ ]  Confidential, for Use of
                                              the Commission Only (as
                                              permitted by Rule 14a-6(e)(2))
[X] Definitive Consent Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Oregon Steel Mills, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

              CONSENT SOLICITATION STATEMENT OF THE COMMITTEE TO
             RESTORE SHAREHOLDER VALUE AT OREGON STEEL MILLS, INC.

     This Consent Solicitation Statement and the accompanying GOLD Consent Card are being furnished to holders (the "Shareholders") of outstanding common stock, par value $.01 per share (the "Common Stock"; shares thereof are referred to herein as the "Shares"), of Oregon Steel Mills, Inc., a Delaware corporation (the "Company"), on or about December 16, 1998 by the Committee to Restore Shareholder Value at Oregon Steel Mills, Inc. (the "Committee") in connection with the solicitation of written consents ("Consents") of the Shareholders to enact the advisory proposals listed below (the "Proposals"). The Proposals request that the Company enact corporate governance reforms designed to promote shareholder value and management accountability at the Company.

     The members of the Committee are The Crabbe Huson Group, Inc. ("Crabbe Huson"), the Amalgamated Bank of New York LongView MidCap 400 Index Fund (the "LongView MidCap Fund") and the American Federation of Labor and Congress of Industrial Organizations (the "AFL-CIO"). For further discussion, see "Certain Information About the Committee"-- "Certain Relationships."

     The Proposals request that the Company take the necessary steps to
(1) declassify the board of directors of the Company (the "Board of Directors");
(2) add a provision to the Company's bylaws (the "Bylaws") requiring prior approval by holders of a majority of the Shares of (a) any shareholder rights plan or "poison pill" (such provision is referred to herein as the "Shareholder Approval Bylaw") and (b) any amendment to or repeal of the Shareholder Approval Bylaw; and (3) add a provision to the Bylaws (x) establishing confidential proxy voting (such provision is referred to herein as the "Confidential Voting Bylaw") and (y) requiring prior approval by holders of a majority of the Shares of any amendment to or repeal of the Confidential Voting Bylaw.

     BECAUSE A CONSENT TO AN ACTION IS EFFECTIVE ONLY IF THE COMPANY RECEIVES EXECUTED CONSENTS FROM THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY, YOUR FAILURE TO EXECUTE A CONSENT HAS THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

     YOUR CONSENT IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE HELP US TO IMPROVE SHAREHOLDER VALUE BY MARKING, SIGNING AND DATING THE ENCLOSED GOLD CONSENT CARD AND MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

     If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute the GOLD Consent Card for such shares and will do so only upon receipt of your specific instructions. Accordingly, you are asked to contact the person responsible for your account and instruct that person to execute the GOLD Consent Card.

     IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR CONSENT OR
REQUIRE ASSISTANCE, PLEASE CONTACT THE COMMITTEE AT (888) 235-2465.

                          REASONS FOR THE SOLICITATION

     The Committee believes that the Company's poor performance requires the adoption of corporate governance reforms designed to promote shareholder value and increase management accountability. Expanding the role of Shareholders in the governance of the Company is especially important in light of the Company's disappointing results:

   . Over the last five years, the performance of the Company's stock has substantially lagged behind the S&P Steel Index. According to the Company's definitive Proxy Statement dated March 13, 1998, the Company's shareholders have seen approximately a 2.6% decrease in the value of their holdings over the last five years, while the S&P Steel Index has appreciated approximately 7.5% over the same period. In addition, over the last year the price of the Company's shares has declined approximately 65%, reaching an historic low of $9 7/16 per share (the closing price on August 31, 1998).

   . The Company's financial performance has substantially deteriorated over the past year. Over the four quarters ending on September 30, 1998, net income at the Company totaled $2.7 million, compared with $32.4 million for the previous four quarters.

   . The Company's standing in the credit markets has deteriorated.  On
     February 12, 1998, Standard & Poor's placed the Company on CreditWatch with negative implications, from which the Company was removed on November 6, 1998. According to the Company's most recent filing on Form 10-K, the Company has twice been forced to renegotiate a loan agreement with its bank lenders in the past year (on December 11, 1997 and February 17, 1998).

     In light of these facts, the Committee believes that the Company would strongly benefit from instituting basic corporate governance reforms that promote greater accountability to Shareholders. The Committee acknowledges that there is an association between the decline in the Company's performance described above and the pendency of the labor dispute described below under "Certain Information About the Committee"--"Certain Relationships."

     Although the issues are not free from debate, the Proposals (described below) are recognized by institutional investors and corporate governance experts as basic elements of good corporate governance. The Committee believes that the Proposals, if adopted, will cause the Company's management and directors to better focus on the central goal of restoring shareholder value at the Company.

     THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

                                 THE PROPOSALS

1.  DECLASSIFY THE BOARD OF DIRECTORS

                         (Item 1 on GOLD Consent Card)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A RESOLUTION TO DECLASSIFY THE BOARD OF DIRECTORS

     RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's board of directors (the "Board") to take the necessary steps to declassify the Board for the purpose of director elections, whereby all directors would be elected annually and not by classes. The Board shall be declassified in a manner that does not affect the unexpired terms of directors previously elected.

                              SUPPORTING STATEMENT

     Currently, the Board of Directors is divided into three classes of directors serving staggered three-year terms. The election of directors by classes minimizes accountability and precludes the full exercise of the rights of Shareholders to approve or disapprove annually the performance of a director or directors. The Committee believes that the Company's classified Board of Directors is an anti-takeover device that neither adds shareholder value nor is needed to protect the interests of shareholders.

     Under the Bylaws, in addition to the fact that each director stands for election once every three years, Shareholders are only permitted to remove a director "for cause." The Company's "for cause" removal provision and its classified Board of Directors have the combined effect of increasing the likelihood that directors will serve long tenures regardless of the views of Shareholders. The National Association of Corporate Directors' Blue Ribbon Commission on Director Professionalism's Report has explicitly rejected "the notion of directorships as lifetime sinecures . . . .  [C]ircumstances change, and boards should anticipate and respond to company changes." (1996, consent of the author not obtained).

     Commentators have disagreed as to the relative advantages and disadvantages of declassifying boards of directors. However, while declassifying the Board of Directors would enable an insurgent to acquire control of the Board of Directors through a single election of directors, the Committee believes that any concerns arising therefrom are outweighed by the beneficial consideration that annual election of all directors to the Board of Directors will promote a culture of responsiveness and dynamism at the Company--qualities necessary to meet the challenge of increasing shareholder value.

2.  REQUIRE PRIOR SHAREHOLDER APPROVAL OF POISON PILLS

                         (Item 2 on GOLD Consent Card)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A RESOLUTION TO REQUIRE PRIOR SHAREHOLDER APPROVAL OF POISON PILLS

     RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's Board of Directors to add a provision to the bylaws of the Company (the "Bylaws") requiring the prior approval by holders of a majority of the outstanding shares of the Company's common stock (the "Shares") of (a) any shareholder rights plan or "poison pill" (such provision of the Bylaws is referred to herein as the "Shareholder Approval Bylaw"), and
(b) any amendment to or repeal of the Shareholder Approval Bylaw.

                              SUPPORTING STATEMENT

     Given the relatively depressed Company stock price, the Committee believes that the Board of Directors may attempt to erect anti-takeover devices to the detriment of the Company's Shareholders. A forward-looking provision requiring shareholder approval of any shareholder rights plan or poison pill would ensure that shareholders have a voice in any such decision.

     Generally, a poison pill is an anti-takeover device that effectively prevents a change in control of a company without the approval of its board of directors. Triggering a poison pill causes substantial dilution to a bidder that attempts to acquire a company on terms not approved by the board of directors. The Council of Institutional Investors (the "CII"), an organization of over 100 pension funds with over $1 trillion in assets, has called for shareholder approval of poison pills as part of its Shareholder Bill of Rights. According to the CII's publication, "Does Shareholder Activism Make a Difference?" (1994, consent of the author not obtained), "share values of firms with poison pills are lower, on average, than those of firms without pills" and such firms "are significantly less likely to exhibit outstanding long-term performance relative to industry peers with less restrictive governance structures."

     The Committee is concerned that the adoption of a poison pill could have the effect of entrenching current management, thereby reducing the accountability of the Board of Directors to Shareholders. As corporate governance experts Nell Minow and Robert Monks note in their book Power and Accountability (1991, consent of the authors not obtained), poison pills "amount to major de facto shifts of voting rights away from shareholders to management.
 . . .They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders."

     In certain circumstances, the absence of a poison pill may give a board of directors less bargaining power, thereby making it more difficult to avert a hostile tender offer. Nevertheless, the Committee believes that such concerns are substantially outweighed here by the following two considerations: (i) the Proposal, if adopted, would allow for the approval of a reasonable poison pill by Shareholders (which may be more difficult to propose at the time of an unsolicited bid), and (ii) the absence of a poison pill would permit potential investors in the Company to make their offer directly to Shareholders, without being forced to negotiate an acquisition with the Board of Directors. The Committee believes that shareholders, as owners of the Company, should have the right to decide what is a fair price for their ownership stake. Directors and managers, who serve at the pleasure of the shareholders, should not usurp this right without prior shareholder authorization.

3.  ESTABLISH CONFIDENTIAL VOTING

                         (Item 3 on GOLD Consent Card)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A RESOLUTION TO ESTABLISH CONFIDENTIAL VOTING

     RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's Board of Directors to amend the Company's bylaws to (a) add a provision requiring that all proxies, ballots and voting tabulations that identify how a shareholder has voted are to be kept confidential (such provision is referred to herein as the "Confidential Voting Bylaw"), and (b) require the prior approval by holders of a majority of the Company's outstanding common stock of any amendment to or repeal of the Confidential Voting Bylaw.

                              SUPPORTING STATEMENT

     The secret ballot is fundamental to the proper enfranchisement of Shareholders and will enhance shareholder value by guaranteeing the free exercise of ownership rights. Confidential voting is a basic corporate governance policy endorsed by the CII and other advocates of good corporate governance.

     Both institutional shareholders who have business relationships with the Company and the Company's employee shareholders have valuable perspectives on issues relating to the Company's performance. Accordingly, it is important that such shareholders feel free to vote in whatever way they believe will best enhance shareholder value. At present, both the Company's management and the Board of Directors have access to information regarding the voting practices of
Shareholders, exposing Shareholders to possible retaliation.   While the
Committee is not currently aware of any instance in which the Company has misused such information, the Committee nonetheless believes that Company access to shareholder voting may have chilling effects that cannot easily be quantified. In any event, the Committee believes that confidential voting is a sound governance policy that will ensure that all Shareholders have an effective voice in important decisions affecting the Company.

                               CONSENT PROCEDURE

     Section 228 of the Delaware General Corporation Law (the "DGCL") states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. The Company's Restated Certificate of Incorporation does not prohibit or restrict shareholder action by written consent. If the Proposals are adopted pursuant to the consent procedure, prompt notice must be given by the Company pursuant to Section 228(d) of the DGCL to those Shareholders who have not executed Consents.



                   RECORD DATE FOR THIS CONSENT SOLICITATION

     Section 213(b) of the DGCL provides that if no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the shareholders are recorded. To the knowledge of the Committee, as of the date hereof, the Board of Directors of the Company has not set a record date for this consent solicitation. On December 15, 1998, a Consent Card executed by Crabbe Huson setting forth the actions to be taken pursuant to this consent solicitation and dated December 14, 1998 was delivered to the Company at its principal executive offices at 1000 SW Broadway Building, Portland, Oregon. Accordingly,
December 14, 1998 is the record date for this consent solicitation and persons holding Shares on such date shall be entitled to give Consents pursuant to this consent solicitation.

                          VOTING RIGHTS AND PROCEDURES

     The Proposals will become effective when properly completed, unrevoked Consents are (a) signed by the holders of record, as of the record date, of a majority of the Shares then outstanding and (b) the requisite Consents are delivered to the Company within 60 days of the earliest-dated Consent delivered to the Company.

     According to the Company's filing on Form 10-Q for the quarterly period ended September 30, 1998, as of October 31, 1998, 25,776,804 Shares were outstanding and entitled to vote. The Committee believes that the Shares are the only outstanding class of securities of the Company entitled to act by written consent. Each Share is entitled to one vote. Accordingly, written Consents by holders representing at least 12,888,403 Shares will be required to approve and adopt each of the Proposals.

     If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute the GOLD Consent Card for such Shares and will do so only upon receipt of your specific instructions. Accordingly, you are asked to contact the person responsible for your account and instruct that person to execute the GOLD Consent Card.

      For information regarding the persons believed to be the beneficial owners of more than 5% of the Company's Common Stock, see Schedule I, annexed hereto. For information regarding the amounts of the Company's Common Stock owned by the Company's directors, five most highly compensated executive officers and all directors and officers as a group, see Schedule II, annexed hereto.

                             REVOCATION OF CONSENTS

     You may revoke your Consent at any time by (a) marking, dating, signing and delivering a written revocation (a "Written Revocation"), or (b) delivering a later-dated Consent Card (a "Later-Dated Consent Card") voting against the Proposals. A Written Revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent previously given is no longer effective. The delivery of a Later-Dated Consent Card which is properly completed will constitute a revocation of any earlier Consent. Any revocation of a Consent, by delivery of a Written Revocation or a Later-Dated Consent Card, will not affect any action taken pursuant to your Consent prior to such revocation.

     The Written Revocation or Later-Dated Consent Card may be delivered either to the Committee to Restore Shareholder Value at Oregon Steel Mills, Inc. at 1429 G Street NW, Suite 245, Washington, DC 20005, or to Oregon Steel Mills, Inc. at 1000 SW Broadway Building, Suite 2200, Portland, Oregon 97205 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all Written Revocations and Later-Dated Consents be mailed or delivered to the Committee at the address set forth above, so that the Committee will be aware of all revocations and can more accurately determine if and when the requisite Consents to the actions described herein have been received.

                    CERTAIN INFORMATION ABOUT THE COMMITTEE

     The Committee has been formed to conduct this Consent Solicitation. Except for the activities of certain of its individual members as discussed below under the subheading "Certain Relationships," the Committee has not conducted any unrelated activities since its organization.


COMMITTEE MEMBERS

     The members of the Committee are Crabbe Huson, the LongView MidCap Fund and the AFL-CIO. Crabbe Huson beneficially owns 1,281,700 Shares (or 4.97%), and the LongView MidCap Fund, a tax exempt, non-registered index fund provided by the Amalgamated Bank of New York (the "Amalgamated Bank"), beneficially owns
730 Shares (or .00003%). The Amalgamated Bank is a commercial bank chartered by the State of New York in 1923.

      Subject to the discussion below under the sub-heading "Certain Relationships," the AFL-CIO does not currently beneficially own any Shares. However, as of September 1, 1998, collectively-bargained benefit funds, including Affiliate Union Pension Funds (defined below) and Public Pension Funds (defined below), beneficially owned approximately 802,700 Shares.

     Each Committee member is a "participant" in this Consent Solicitation under
Item 4 of Reg. 240.14a-101 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Act"). William Patterson, Damon Silvers, Chris Bohner, Beth Young, Susan Dundon, Chris Wallace, Brandon Rees, Dianne Wood, Dieter Waizenegger, Marc Bayard and Shawn Wooden, each of whom is an employee of the AFL-CIO, may also be deemed to be "participants" in this Consent Solicitation under Item 4 of Reg. 240.14a-101 promulgated pursuant to the Act.

CERTAIN RELATIONSHIPS

     The AFL-CIO is a national federation of trade unions (each, an "Affiliate Union") representing over 13 million members. The AFL-CIO is financially supported by the payment of dues from Affiliate Unions; dues are calculated according to each Affiliate Union's employee-membership.

     The Office of Investment, a department of the AFL-CIO, provides research and assistance in support of shareholder advocacy and corporate governance initiatives by collectively-bargained benefit funds, including multiemployer and union staff benefit funds sponsored by Affiliate Unions ("Affiliate Union Pension Funds"), and state, county and municipal government benefit funds whose beneficiaries are public employees and retirees covered by collective-bargaining agreements between employers and Affiliate Unions ("Public Pension Funds"). The mission of the Office of Investment is to enhance the retirement security of Affiliate Union members and pension fund beneficiaries by working to ensure that plan assets are managed in beneficiaries' best interests.

     The AFL-CIO's Office of Investment also provides research and support to investment managers, institutional investors, and investment professionals that provide asset management and other services to Affiliate Union Pension Funds and Public Pension Funds. The Amalgamated Bank and Crabbe Huson manage assets for numerous Public Pension Funds and Affiliate Union Pension Funds.

     Affiliate Unions engage in organizing and collective-bargaining activities at a wide variety of companies in the private and public sector. According to data from the Federal Mediation and Conciliation Service, since 1990, approximately 145,000 collective-bargaining agreements have been negotiated with companies in the private sector. The AFL-CIO routinely provides research and assistance to Affiliate Unions in support of their collective-bargaining activities.

     The United Steelworkers of America (the "USWA"), an Affiliate Union, is a collective-bargaining representative of employees at steel mills located throughout the United States, including employees of Rocky Mountain Steel Mills (formerly CF&I Steel, L.P.) ("RMSM"), a majority-owned subsidiary of the Company.

     The USWA is currently involved in a labor dispute with RMSM in connection with its steel mill in Pueblo, Colorado (the "Pueblo Mill"). On October 3, 1997, workers represented by the USWA at the Pueblo Mill went on strike. The striking workers made an unconditional return to work offer as of January 1, 1998, but RMSM has not permitted most of the striking workers to return to work. On February 27, 1998, the Denver office of the National Labor Relations Board issued unfair labor practice charges against RMSM for, among other things, failing to bargain in good faith and failing to reinstate the striking workers. Those charges are currently being litigated before an administrative law judge.

     At the USWA's request, the AFL-CIO has added the Company, Wells Fargo Bank ("Wells Fargo"), a lender to the Company, and Norwest Corporation, which merged with Wells Fargo on November 2, 1998, to the AFL-CIO's National Boycott List, which is a list of company boycotts endorsed by the AFL-CIO after such boycotts have been initiated by one or more Affiliate Unions. The AFL-CIO has provided research and assistance to the USWA in support of its collective-bargaining activities relating to the Company. The current president of the USWA also serves as one of 51 non-employee vice-presidents of the AFL-CIO. However, the USWA is not a member of the Committee, nor is it a "participant" in this Consent Solicitation under Item 4 of Reg. 240.14a-101 promulgated pursuant to the Act.

     Except as set forth in this Consent Solicitation Statement or in the Schedules hereto, to the best knowledge of the Committee, none of the Committee, any of the participants in this Consent Solicitation, or any associate of any of the foregoing persons owns beneficially, directly or indirectly, any securities of the Company.

                         INFORMATION ABOUT THE COMPANY

     The Company's principal executive offices are located at 1000 SW Broadway Building, Suite 2200, Portland, Oregon 97205 and its telephone number at that address is (503) 223-9228. The information concerning the Company contained in this Consent Solicitation Statement and the attachments hereto has been taken from or based upon publicly available reports, proxy statements and other documents on file with the Securities and Exchange Commission ("SEC") and other public sources. Such reports, proxy statements and other documents on file with the SEC may be inspected without charge at public reference facilities maintained by the SEC office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the SEC on payment of the SEC's prescribed rates through the SEC's Public Reference Section by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Although the Committee does not have any knowledge that would indicate that any statement contained herein based upon such reports, proxy statements and other documents is untrue, the Committee does not take any responsibility for the accuracy or completeness of the information contained in such reports, proxy statements and other documents, or for any failure by the Company or any of its subsidiaries to disclose events that may affect the significance or accuracy of any such information.

                              GENERAL INFORMATION

     This Consent Solicitation Statement and the accompanying GOLD Consent Card are first being made available to Shareholders on or about December 16, 1998. Executed Consent Cards will be solicited by mail, advertisement, electronic mail and the Internet, telephone, telecopier and in person. Solicitation will be made by members of the

Committee and those employees, agents or persons authorized to act on their behalf, none of whom will receive additional compensation for such solicitation.

     Consents will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares such persons and institutions hold of record. The Committee will reimburse these record holders for their reasonable out-of-pocket expenses.

     The Committee will bear all costs in connection with its solicitation of Consents and will not seek reimbursement of the costs of the solicitation from the Company. Costs incidental to this solicitation, including expenditures for printing, postage, legal and related expenses are expected to be approximately $25,000.

                            *          *          *

     YOUR CONSENT IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD CONSENT CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR CONSENT OR REQUIRE ASSISTANCE, PLEASE CONTACT THE COMMITTEE AT (888) 235-2465.

Dated: December 16, 1998

                                       THE COMMITTEE TO RESTORE
                                       SHAREHOLDER VALUE AT
                                       OREGON STEEL MILLS, INC.

                                   SCHEDULE I
             CERTAIN VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF

     The following table sets forth as of December 16, 1998, the name of each person who, based on publicly available information, beneficially owns more than 5% of the Shares outstanding at such date, the number of Shares owned by each such person and the percentage of the outstanding Shares represented thereby.

------------------------------------------------------------------------
                                           Amount and
                                             Nature
Name and Address                         of Beneficial    Percentage of
of Beneficial Owner                        Ownership      Common Stock
--------------------------------------   -------------   ---------------
First Pacific Advisors, Inc. (1)           2,704,600           10.5%
11400 West Olympic Boulevard,
 Suite 1200, Los Angeles, CA 90064
--------------------------------------   -------------   ---------------
Scudder Kemper Investments, Inc. (2)       2,311,500            9.0%
345 Park Avenue
New York, New York 10154
--------------------------------------   -------------   ---------------
Oregon Steel Mills, Inc. (3)               1,933,228            7.5%
Employee Stock Ownership Plan
 Trust
1000 SW Broadway, Suite 2200
Portland, Oregon 97205
------------------------------------------------------------------------

(1) Based on information obtained from an Amendment #1 to Schedule 13G dated March 10, 1998, filed by First Pacific Advisors, Inc. ("First Pacific") with the SEC. According to the Schedule 13G, as amended, First Pacific has the shared power to dispose of 2,704,600 shares and the shared power to vote 813,800 shares.

(2) Based on information obtained from an Amendment #4 to Schedule 13G dated February 12, 1998, filed by Scudder Kemper Investments, Inc. ("Scudder") with the SEC. According to the Schedule 13G, as amended, Scudder has the sole power to dispose of 2,311,500 shares and the sole and shared power to vote 1,669,100 and 151,400 shares, respectively.

(3) Based on information obtained from the Company's definitive Proxy Statement dated March 13, 1998.

                                  SCHEDULE II
                     SHARES HELD BY THE COMPANY'S DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth information contained in the Company's definitive Proxy Statement dated March 13, 1998, regarding the beneficial ownership of Shares by each director and the five most highly compensated executive officers of the Company, and all directors and officers as a group, as of January 31, 1998.

--------------------------------------------------------------------------
              Name of                 Amount and Nature of   Percentage of
         Beneficial Owner            Beneficial Ownership     Common Stock
----------------------------------   ---------------------   -------------
Thomas B. Boklund (1)(2)                     79,770 (3)            *
----------------------------------   ---------------------   -------------
L. Ray Adams (2)                              3,556 (4)            *
----------------------------------   ---------------------   -------------
Joe E. Corvin (1)(2)                         31,820 (3)            *
----------------------------------   ---------------------   -------------
C. Lee Emerson (1)                           87,810                *
----------------------------------   ---------------------   -------------
V. Neil Fulton (1)                            6,568 (4)            *
----------------------------------   ---------------------   -------------
Edward C. Gendron (1)                         2,000                *
----------------------------------   ---------------------   -------------
Richard J. Kasten (2)                        12,989 (4)            *
----------------------------------   ---------------------   -------------
Robert W. Keener (1)                          1,000                *
----------------------------------   ---------------------   -------------
Richard G. Landis (1)                         5,600                *
----------------------------------   ---------------------   -------------
James A. Maggetti (1)                         7,000                *
----------------------------------   ---------------------   -------------
Steven M. Rowan (2)                          19,802 (3)            *
----------------------------------   ---------------------   -------------
John A. Sproul (1)                            2,000                *
----------------------------------   ---------------------   -------------
George J. Stathakis (1)                       2,000                *
----------------------------------   ---------------------   -------------
William Swindells (1)                         5,000                *
----------------------------------   ---------------------   -------------
All directors and executive                 313,024 (5)           1.2%
 officers as a group (18 persons)
--------------------------------------------------------------------------

--------------
* Less than 1% of the outstanding Common Stock.

(1)  Member of the Board of Directors.

(2)  Named executive officer.

(3) All Shares are held by the Oregon Steel Mills, Inc. Employee Stock Ownership Plan Trust (the "ESOP") for Messrs. Boklund, Corvin and Rowan. Participants in the ESOP have the power to vote these Shares under the terms of the ESOP, but they do not have investment power with respect to such Shares.

(4) Includes 1,056 Shares, 773 Shares and 12,589 Shares held by the ESOP for the accounts of Messrs. Adams, Fulton, and Kasten, respectively. Under the terms of the ESOP, Messrs. Adams, Fulton and Kasten have the power to vote these Shares, but they do not have investment power with respect to such Shares.

(5) Includes 186,854 Shares held by the ESOP for the accounts as to which, under the terms of the ESOP, the respective beneficial owners have the power to direct the vote, but do not have investment power, with respect to such Shares.

                                   EXHIBIT A
                  SELECTED BYLAWS OF OREGON STEEL MILLS, INC.

     9.   Voting.  At every meeting of the shareholders, every person in whose
          ------
name shares entitled to vote stand on the stock records of the corporation on the date fixed for closing the books against transfers, or the record date fixed for the determination of the shareholders entitled to vote at such meeting or, if there be no such date so fixed, then on the day three days prior to the meeting, shall be entitled to one vote for each of said shares. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot.

     12.  Action Without Meeting.  The solicitation of written consents from
          ----------------------
shareholders in lieu of a shareholder meeting is appropriate authorization of corporate action whenever it appears that a convened meeting of the shareholders is not required by the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation or the Rules or Guidelines of any Stock Exchange on which the Corporation has listed its stock or securities. In addition, prior to such solicitation of written consents in lieu of a shareholder meeting, the Board of Directors must obtain the review and approval of any Stock Exchange on which its stock or securities are listed. If permission to solicit written consents of the shareholders is granted by such Stock Exchange, then such action may be taken if authorized by a writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and filed with the Secretary of the corporation.

     16.  Number.  The authorized number of directors which shall constitute the
          ------
whole Board shall not be less than three (3) nor more than twelve (12). The Board shall consist of nine (9) directors and the number shall remain nine
(9) unless changed from time to time by resolution of the Board of Directors or by the Shareholders at any annual or special meeting.

     18.  Election - Term of Office - Vacancies.  The directors shall be elected
          -------------------------------------
by the shareholders at the annual meeting of the shareholders. Each director shall be elected to serve until the third annual meeting following his or her election in accordance with the Restated Certificate of Incorporation and until his or her successor shall be elected and qualified. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the director's successor is elected and qualified. The shareholders may elect a director or directors to fill any vacancy or vacancies not filled by the directors.

     19.  Removal.  A director may only be removed from office for cause by
          -------
a vote of shareholders holding a majority of the outstanding shares entitled to vote at the election of directors. In case any one or more directors be so removed, new directors may be elected by the shareholders at the same meeting. The Board of Directors may declare vacant the office of a director in either of the following cases: (a) If the director is declared of unsound mind by an order of the court or finally convicted of a felony; (b) If within 60 days after written notice of the director's election, the director does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification, if any, as the Bylaws may from time to time specify.

     42(c). Notices.  The Secretary shall give such notices as may be
            -------
required by law or the Bylaws. The Corporate Secretary shall cause to be prepared and filed the statement of corporate officers and designation of agent for service of process required to be filed with the California Secretary of State pursuant to Section 3301 of the California Corporation Code.

     53. Bylaws may be adopted, amended, or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power, or, except as otherwise provided by these Bylaws or by law, by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.

                                   EXHIBIT B
               CERTAIN EXCERPTS FROM THE RESTATED CERTIFICATE OF
                   INCORPORATION OF OREGON STEEL MILLS, INC.

          FIFTH:
          -----

          (1) The number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than twelve (12) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director.

          (2) Commencing with the Annual Meeting of Stockholders held in 1988, the Board of Directors of this Corporation shall be divided into three classes:
Class A, Class B and Class C. Each Class shall consist, as nearly as reasonably possible, of one-third (1/3) of the total authorized number of directors constituting the Board of Directors. Class A directors elected at the 1988 Annual Meeting of Stockholders shall serve initially until the next annual meting following their election (1989); Class B directors elected at the 1988 Annual Meeting of the Stockholders shall serve initially until the second annual meeting following their election (1990); and Class C directors elected at the 1988 Annual Meeting of Stock holders shall serve initially until the third annual meeting following their election (1991). Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each Annual Meeting of Stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

          SIXTH:  The Bylaws of this Corporation may be amended or repealed,
          -----
or new bylaws may be adopted, by this Corporation's Board of Directors.

          TENTH:  The Corporation reserves the right
          -----
to amend and repeal any provision contained in this Restated Certificate of Incorporation, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                                  CONSENT CARD

                     THIS CONSENT IS SOLICITED ON BEHALF OF
                   THE COMMITTEE TO RESTORE SHAREHOLDER VALUE
                          AT OREGON STEEL MILLS, INC.

     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement of the Committee to Restore Shareholder Value at Oregon Steel Mills, Inc. and consents, with respect to all of the common stock of Oregon Steel Mills, Inc. held by the undersigned, to the adoption of each of the proposals set forth herein as such proposals are defined in the Consent Solicitation Statement without a meeting of the shareholders of the Company.

1. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE RESOLUTION TO DECLASSIFY THE BOARD OF DIRECTORS

             [ ] CONSENT    [ ] WITHHOLD CONSENT    [ ] ABSTAIN

2. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE RESOLUTION TO REQUIRE SHAREHOLDER APPROVAL OF POISON PILLS

             [ ] CONSENT    [ ] WITHHOLD CONSENT    [ ] ABSTAIN

3. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE RESOLUTION TO ESTABLISH CONFIDENTIAL VOTING

             [ ] CONSENT    [ ] WITHHOLD CONSENT    [ ] ABSTAIN

IN THE ABSENCE OF "WITHHOLD CONSENT" OR "ABSTAIN" BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH OF THE ABOVE PROPOSALS

                              The signature on this Consent should correspond exactly with the shareholder's name as printed on the shareholder's stock certificate(s) or on the label affixed hereto. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                              DATED:_______________________, 199_

                              ____________________________________
                              Signature

                              ____________________________________
                              Signature, if held jointly

                              ____________________________________
                              Title or Authority, if applicable

                              VOTES MUST BE INDICATED BY MARKING THE
                              APPROPRIATE BOX ("[  ]") ABOVE IN
                              BLACK OR BLUE INK

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED. PLEASE SIGN, DATE AND RETURN THIS CONSENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.